UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02               Compensatory Arrangements of Certain Officers

(e)           On January 25, 2012 Neenah Paper, Inc. (the “Company”) entered a Stock Option Agreement with the Company’s Chief Executive Officer, Mr. John P. O’Donnell, in which the Company granted Mr. O’Donnell 125,000 nonqualified stock options pursuant to the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the “Omnibus Plan”) as part of a long term performance based compensation program.

This is a special option grant subject to certain performance conditions for earning and vesting.  The exercise price of the options is $24.09, which is the closing price of Neenah Paper, Inc. common stock (“Neenah Stock”) on the date of grant (the “Grant Date”), January 25, 2012.  The material conditions to vesting and exercise are as set forth herein:

(i) 100% of the options will be earned, vest and be exercisable on December 31, 2016 (the “Vesting Date”) if, during the period from the Grant Date to the Vesting Date, Neenah Stock achieves annualized total shareholder return (“TSR”) of 11% or above.  TSR will be calculated based on the January 25, 2012 closing price (“Starting Price”, which was $24.09) of Neenah Stock, re-investment of all dividends and distributions to shareholders paid between the Grant Date and December 31, 2016 and an ending price equal to the volume-weighted average Neenah Stock price on the NYSE over any period of 90 consecutive trading days during 2016; and

(ii) if 100% of the options have not been earned as set out in (i), above: (a) 25% of the options will nonetheless have been earned and will vest and be exercisable on December 31, 2016 if, during the time period from the Grant Date to a measurement date occurring at the end of the last 90 trading days of 2014, Neenah Stock achieves annualized TSR of 11% or above, and (b) 25% of the options will nonetheless have been earned and will vest and be exercisable on December 31, 2016 if, during the time period from the Grant Date to a measurement date occurring at the end of the last 90 trading days of 2015, Neenah Stock achieves annualized TSR of 11% or above.  In each case, TSR will be calculated for the relevant period in the same manner as set out in (i), above, with such changes as are necessary given the different dates involved in the calculations.

All options that are earned as set out above will fully vest and become exercisable on December 31, 2016, and have a 10-year term ending December 31, 2021.  All options which have not been earned as set out above by December 31, 2016 shall expire and terminate.

If a change in control event as described in Neenah’s 2004 Omnibus Stock and Incentive Plan occurs prior to December 31, 2016, all options that have been earned as set forth above on or prior to the date of the change in control event shall immediately vest and become exercisable and any options that have not been earned on or prior to that date will be earned and will immediately vest on the date of the change in control event if, at the date of the change in control event, Neenah Stock has achieved annualized TSR of 11% or above from the Grant Date to a measurement date occurring at the end of the last 90 trading days ending on the date of the change in control event. TSR will be calculated for the relevant period in the same manner as set out in (i), above, with such changes as are necessary given the different dates involved in the calculation.  All options which have not been earned as set out above in this paragraph shall expire and terminate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: January 31, 2012	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary